Exhibit 10.1

Amended and Restated COMMODITY FUTURES CUSTOMER AGREEMENT

This Commodity Futures Customer Agreement effective November 29, 2016 (“Agreement”) between Morgan Stanley & Co. LLC (“Morgan Stanley”) and the undersigned customer named below (“Customer”), acting by and through the advisor designated by Customer to control trading in the Account (as defined below) (the “Advisor”), which Advisor, if applicable, is acting hereunder solely as agent for such Customer and not in a principal capacity, shall govern the purchase and sale by Morgan Stanley of commodity futures contracts, options thereon, foreign futures and options thereon and interests therein (in each case, as defined under Applicable Law, as defined below), and including, without limitation, exchange-for-physical, exchange-for-swap, exchange-for-risk, exchange-for-options or exchange-for-related-positions transactions, block trades, over-the-counter (“OTC”) derivative instruments, including cleared OTC derivatives and cleared swaps, approved under Applicable Law for trading or clearing on a designated contract market, swaps execution facility, derivatives clearing organization, exempt commercial market or foreign board of trade or foreign clearing organization and to the extent not governed by any other agreement between the parties, commodities delivered as a result of the settlement of any of the foregoing (collectively, “Contracts”) for the account and risk of Customer through one or more accounts, including reactivated and duplicate accounts, carried by Morgan Stanley or its affiliates on behalf and in the name of Customer (collectively, the “Account”). All transactions in Contracts hereunder are part of and constitute a single agreement between the parties. Upon the execution of this Agreement, this Agreement will replace and supersede in its entirety any prior Commodity Futures Customer Agreement between Morgan Stanley and Customer and any amendments thereto.

1.	Applicable Law. The Account and all Contracts, transactions and agreements in respect of the Account shall be subject to the Commodity Exchange Act (“CEA”) and the rules, regulations, rulings, advisories and interpretations of the Commodity Futures Trading Commission (“CFTC”), the rules and by-laws of the National Futures Association (“NFA”), the rules and regulations of any exchange, board of trade, contract market or clearing organization, other applicable U.S. federal and state law, as well as such local, non-U.S. law as may at any time be applicable to Customer, in force as of the date hereof and as amended from time to time hereafter, where any transaction in the Account is executed or cleared by Morgan Stanley or Morgan Stanley’s designated agents hereunder. All such laws, rules, regulations, rulings, advisories, interpretations and by-laws, as in effect from time to time, are hereinafter collectively referred to as “Applicable Law.”

2.

Customer’s and Advisor’s Representations and Warranties. At the time of entering into this Agreement and again upon the entry into any Contracts or transactions under this Agreement, Customer, or, as applicable, Advisor, represents, warrants and covenants that (a) if Advisor controls Customer’s transactions in the Account, Advisor is duly authorized and empowered by Customer to enter into and perform Customer’s obligations hereunder on behalf of Customer; (b) if Customer is trading in the Account on its own behalf, Customer is duly authorized and empowered to enter into all obligations of Customer hereunder and all Contracts or transactions entered into pursuant to this Agreement, (c) if Advisor controls Customer’s transactions in the Account and is executing this Agreement on Customer’s behalf, Customer has full right, power and authority to enter into this Agreement and into Contracts or transactions entered into pursuant to this Agreement and to do so through Advisor’s agency (and all actions required to be taken by Customer and/or each of its agents to authorize the same and all other acts, conditions, and things required to be done, fulfilled or performed by it or them in relation thereto, have been done, fulfilled or performed) and Advisor is authorized to execute this Agreement on behalf of Customer; (d) if Customer is executing this Agreement on its own behalf, Customer has full right, power and authority to enter into this Agreement and into Contracts or transactions entered into pursuant to this Agreement; (e) if Customer is a trustee entering into this Agreement on behalf of a trust, this Agreement is being entered into by such trustee in its capacity as trustee of such trust; (f) this Agreement is binding on Customer and enforceable against Customer in accordance with its terms; (g) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through Morgan Stanley; (h) performance of this Agreement and of transactions entered into pursuant to this Agreement will not violate any Applicable Law to which Customer is subject or any agreement to which Customer is subject or a party; (i) performance of this Agreement and of transactions entered into pursuant to this Agreement will comply with Customer’s Constitutive Documents (as defined below); (j) all of Customer’s (and, as applicable, Advisor’s) information in the accompanying Account Application (which Application and the information contained therein is hereby incorporated into this Agreement) is true and correct in all material respects and Customer, or as applicable, Advisor, shall promptly notify Morgan Stanley of any material change in such information; (k) as of the date of the Agreement, Customer is solvent and its entering into the Agreement will not cause it to become insolvent; (l) if Customer is domiciled or resident in any Province of Canada, Customer is a company or person, other than an individual, that is an “accredited investor” as defined in section 1.1 of National Instrument 45-106 — Prospectus and Registration Exemptions; (m) if Customer is domiciled or resident in the Province of Québec, Canada, Customer is an “accredited counterparty” under Section 3 of the Québec Derivatives Act; (n) Customer is an “eligible contract participant” as defined under Section 1a(18) of the CEA; (o) if Customer enters into any OTC agricultural swap transaction for the purpose of clearing such transaction in the Account, Customer is and will remain during the term of any such transaction an eligible swap participant within the meaning of Rule 35.1(b)(2) of the rules of the CFTC (“CFTC Rules”); (p) if Customer is domiciled or resident in the Republic of Singapore, Customer is an institutional investor, accredited investor or an expert investor, each as defined in the Securities and Futures Act of Singapore (Cap 289); (q) if Advisor controls Customer’s transactions in the Account, Advisor is an “eligible account manager” within the meaning of CFTC Rule 1.35(b)(5)(ii) and, to the extent that Advisor at any time allocates bunched orders post-execution to the Account in accordance with the provisions of CFTC Rule 1.35(b)(5), such allocations are “fair and equitable” within the meaning of CFTC Rule 1.35(b)(5)(iv)(B); (r) except as disclosed to Morgan Stanley in writing, Customer continuously represents that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, the “ERISA Plans”), (ii) a person acting on behalf of an ERISA Plan, or (iii) a person the assets of whom constitute assets of an ERISA Plan; and (s) the Account is not and shall not at any time be a Morgan Stanley “proprietary account” as defined under CFTC Rule 1.3(y). Customer agrees to provide notice to Morgan Stanley in the event that it is aware that it is in material breach of any aspect of any of the foregoing representations or is aware that with the passing of time, giving of notice or expiry of any applicable grace period, it will materially breach any of the foregoing representations. For the purposes of this Section 2 of the Agreement, “Constitutive Documents” means: any (i) incorporating documents, including any articles of incorporation or unanimous shareholders’ agreement, (ii) partnership agreement, (iii) trust deed, agreement or declaration, (iv) by-laws, (v) plan documents, including any statement of investment policies and procedures, in the case of an employee benefit plan, pension plan or master trust in which the assets of a pension plan are invested, and (vi) prospectus or offering memorandum and annual information form, all as applicable, and as amended, replaced, or supplemented from time to time, together with any attachments, schedules, exhibits and documents incorporated by reference.

3.	Payment Obligations Of Customer. In respect of the Contracts entered into under this Agreement, Customer shall pay Morgan Stanley upon demand (a) all applicable brokerage charges, give-up fees, commissions and service fees as Morgan Stanley and Customer may from time to time agree (which may be memorialized in a written schedule of exchange commissions and fees, which written schedule is hereby incorporated by reference); (b) all applicable exchange, clearing house, NFA or other regulatory fees or charges; (c) the amount necessary to hold Morgan Stanley harmless against all taxes, including any applicable interest at rates agreed between the parties, penalties and additions thereto (“Taxes”), and all contractual and other liabilities in respect of Taxes, arising in connection with the Account or Customer’s transactions hereunder including, for the avoidance of doubt, (i) any liability Morgan Stanley may have to a clearing house in respect of Taxes or to a taxing authority in respect of a payment to or from a clearing house and (ii) Taxes imposed on a payment made pursuant to this Section 3(c); (d) any debit balance or deficiency in the Account, including margin obligations in respect of the Account arising under Section 6(e) hereof; (e) interest on any debit balances or deficiencies in the Account and on any monies advanced to or on behalf of Customer, at rates agreed between the parties (which shall be memorialized in a written interest schedule, which written schedule is hereby incorporated by reference); and (f) any other agreed amounts owed by Customer to Morgan Stanley with respect to the Account or any transactions therein.

Customer agrees to compensate Morgan Stanley and its affiliates, officers, employees, successors, assigns and agents for any and all actual loss, liability, cost, damages, penalties, or Taxes (each a “Loss” and collectively “Losses”) incurred by Morgan Stanley as a direct result of Customer’s failure to comply with any provision of, or to perform any obligations under, this Agreement, or as a direct result of the failure of any of its representations, warranties or covenants made hereunder to be true and correct in any material respect. Morgan Stanley’s rights and protections under this paragraph shall survive the termination of any transaction in Contracts or this Agreement.

4.	Customer’s Events Of Default; Morgan Stanley’s Remedies.

(a)	Events of Default. As used herein, any of the following is an “Event of Default”:

(i)	the commencement of a proceeding under any bankruptcy, insolvency, arrangement or reorganization regime existing under Applicable Law or the institution of any other relief under applicable bankruptcy or insolvency law or other similar law affecting creditors’ rights; the filing or presentation of a petition for the appointment of a receiver by or against Customer or for the Customer’s winding up or liquidation; an assignment, arrangement or composition made by Customer with or for the benefit of creditors; Customer becomes insolvent or is unable to pay its debts as and when they mature or fails or makes an admission in writing that it is insolvent or is unable to pay its debts when they mature; or the suspension by Customer of its usual business or any material portion thereof, provided that a proceeding seeking a judgment of insolvency or bankruptcy against Customer that is instituted by a person other than Customer or an affiliate of Customer or a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over the Customer shall constitute an Event of Default hereunder only if, and at such time as, such proceeding results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or is not dismissed within 30 calendar days of being instituted;

(ii)	the issuance of any warrant or order of attachment against the Account or the levy of a judgment against the Account;

(iii)	Customer (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (c) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, supervisor or similar official for it or for all or substantially all of its assets; (d) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (e) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i), (ii) or (iii) above or (f) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(iv)	if Customer is an ERISA Plan or other pension fund (or administrator or trustee of such a plan, fund or master trust in which the fund assets are invested), (A) any step is taken by Customer, any governmental authority or body or regulator, or other person to terminate, wind-up or liquidate Customer, the fund or the plan, in whole or in part; (B) any event or condition occurs or exists that would entitle any court or regulator to require the termination, wind-up or liquidation of Customer, the fund or the plan, in whole or in part, or the termination or close-out of any Contract; (C) Customer is unable to pay benefits under the relevant employment or pension benefit plan when due; (D) Customer or any other person does anything or takes any action or step to merge, consolidate or combine the fund with any other pension fund or its assets, whereby assets are transferred from the fund or are to become available for the payment of any liabilities of the other fund without the consent of Morgan Stanley;

(v)	if Customer is a trust or investment fund, (A) any step is taken by Customer, any governmental authority or body or regulator, or other person to terminate, wind-up or liquidate Customer or the fund; (B) any event or condition occurs or exists that would entitle any court or regulator to require the termination, wind-up or liquidation of Customer or the fund or to issue a cease trade order in respect of Customer, in whole or in part, or the termination or close-out of any Contract; (C) Customer or any other person does anything or takes any action or step to merge, consolidate or combine the fund with any other fund or its assets, whereby assets are transferred from the fund or are to become available for the payment of any liabilities of the other fund without the consent of Morgan Stanley; or (D) the liabilities of the trust or investment fund exceed its realizable assets;

(vi)	if Customer is an insurance company, Customer (i) is subject to a corrective order or other order or directive, or has received a notice of regulatory or administrative action, relating to its financial condition, (ii) enters into an agreement with insurance regulatory officials or other authorities of any state or jurisdiction which requires Customer to take, or refrain from taking, any action or which otherwise affects Customer’s authority to do business in any state or ability to perform its obligations under this Agreement, (iii) is placed into receivership, including conservation, rehabilitation, supervision, liquidation or any similar proceeding, or (iv) is the subject of any proceeding or action by or on behalf of, an insurance regulatory authority or similar person or entity that could result in the suspension, non-renewal or revocation of Customer’s license or authority to transact business in any state or jurisdiction in which it does business;

(vii)	Customer is in default, or an event of default exists, with respect to any material obligation or liability (including the failure to make a payment on demand or to satisfy margin requirements) arising under any contract or agreement between Morgan Stanley, or any affiliate of Morgan Stanley, and Customer and Morgan Stanley, or any affiliate of Morgan Stanley, as applicable, has accelerated all of Customer’s obligations under such contract or agreement;

(viii)	the failure by Customer to deposit or maintain margin or to pay required premiums in accordance with Section 6(e) hereof, or otherwise to make payments required by Section 3 hereof;

(ix)	[Reserved.];

(x)	Customer is suspended from membership of, or participation in, any exchange, clearing house or self-regulatory organization, or suspended from dealings in Contracts by any government agency or self-regulatory organization, or by act of any judicial authority;

(xi)	any material representation or warranty or covenant made by Customer or Advisor to Morgan Stanley is or becomes untrue or inaccurate; and

(xii)	the failure by Customer to perform, in any material respect, its other obligations hereunder.

(b)	Remedies. Upon the occurrence of an Event of Default, Morgan Stanley shall have the right, in addition to any other remedy available to Morgan Stanley at law or equity, in its good faith discretion and without prior notice to Customer to (i) straddle or spread open positions in the Account; (ii) switch such positions to another month, commodity or exchange; (iii) close out such positions in whole or in part, or limit, condition or terminate the right of Customer to trade in the Account; (iv) buy, sell, transfer or otherwise liquidate any or all open Contracts held in or for the Account (including without limitation, through the making or taking of delivery, the use of exchange-for-physical, exchange-for-swap, exchange-for-risk, exchange-for-options or exchange-for-related-positions transactions, block trades, any associated cash transactions as broker or principal, office trades, or any other means), in whole or in part, free from any right of redemption; (v) set off or apply any or all cash margin held in or for the Account to any indebtedness owed by Customer to Morgan Stanley; (vi) sell any or all of the securities or other property of Customer held in or for the Account and to apply the proceeds thereof to any indebtedness owed by Customer to Morgan Stanley; (vii) borrow, buy or sell Contracts, securities or other property in or for the Account in connection with commercially reasonable efforts to mitigate, offset, hedge or otherwise manage risk incurred by Morgan Stanley or any affiliate of Morgan Stanley in connection with such Event of Default; (viii) cancel any unfilled orders for the purchase or sale of Contracts for the Account; (ix) execute office trade transfers of contracts in accordance with applicable exchange rules; or (x) take such other or further actions Morgan Stanley deems necessary or appropriate for its protection, all without demand for margin and without notice or advertisement and to the full extent permitted under Applicable Law. In implementing any action taken hereunder, Morgan Stanley may transact, in its sole discretion, with itself, any of its affiliates or any third party, or it may enlist the assistance of any its affiliates or any third party to implement such action on its behalf and, in each case, Customer shall remain liable for any resulting Losses (as defined in Section 3 hereof), which, for the avoidance of doubt, shall include any loss incurred by Morgan Stanley or any affiliate of Morgan Stanley in connection with commercially reasonable efforts to mitigate, offset, hedge or otherwise manage risk in connection with any action taken hereunder. Notwithstanding the foregoing, with respect to Customers that are ERISA Plans or otherwise subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code, any such transactions may be entered into only to the extent that such transactions are not prohibited thereunder. In the event Morgan Stanley’s position would not be jeopardized thereby, Morgan Stanley will make commercially reasonable efforts under the circumstances to notify Customer prior to exercising remedies hereunder. A prior demand or margin call of any kind from Morgan Stanley or prior notice from Morgan Stanley shall not be considered a waiver of Morgan Stanley’s right to take any action without notice or demand. In the event Morgan Stanley exercises any remedies available to it under this Agreement, Customer shall reimburse, compensate and indemnify Morgan Stanley for any and all Losses that Morgan Stanley may incur, including reasonable external counsel attorneys’ fees actually incurred in connection with the exercise of its remedies and the recovery of any such Losses, except to the extent such Losses were caused by Morgan Stanley’s gross negligence or willful misconduct.

(c)

Set-off Rights. Upon the occurrence of an Event of Default or termination of this Agreement in accordance with Section 7 hereof, Morgan Stanley shall have the right, at any time and from time to time, to set off Morgan Stanley’s obligations owed to Customer against the obligations of Customer to Morgan Stanley and to foreclose on any Collateral (as defined below) for the purpose of satisfying the obligations of Customer to Morgan Stanley and, for this purpose, may convert one currency into another at the rate of exchange on the basis of the then prevailing rates of exchange for such currencies. Any such set-off will automatically satisfy and discharge Morgan Stanley’s obligations to Customer and, to the extent any such obligation to Customer exceeds the sum or obligation to be set-off against, such original obligation to Customer will be novated and replaced by an obligation to pay Customer only the excess of the original obligation over the original obligation set off against. Customer authorizes Morgan Stanley and its affiliates, on behalf of and in the name of Customer, to do all such acts and to execute all such documents as may be reasonably required to give effect to Morgan Stanley’s set-off rights hereunder. For the purposes of this Section 4(c), (i) “obligation” means: any obligation or liability (subject to Section 5 hereof) of a party arising at any time (whether or not mature or contingent and whether or not arising under this Agreement and whether or not such sum or obligation is then due and payable), related to the purchase or sale of Contracts, currencies or other instrument, property or assets under or in connection with this Agreement, including any payment, repayment or delivery obligation, any obligation relating to any extension of credit or to pay damages and reasonable external counsel legal and other expenses incurred in connection with the enforcement of a party’s rights under any Contract and (ii) “Morgan Stanley” includes Morgan Stanley & Co. LLC and its affiliates.

(d)	Cure Periods. The parties agree that the following cure periods shall apply:

a.	In the case of a margin call under this Agreement (“Margin Call”), the period beginning at the time such Margin Call is communicated to Customer and expiring at (i) 6:00 p.m. Eastern Standard Time of the same business day as the Margin Call was communicated to Customer if such communication was made prior to 11:00 a.m. Eastern Standard Time, or (ii) by 12:00 p.m. Eastern Standard Time on the Business Day immediately following the Business Day on which the Margin Call was communicated to Customer if such communication was made after 11:00 a.m. Eastern Standard Time of the prior Business Day;

b.	In the case of any breach or default or failure to satisfy any other obligation under this Agreement that is not related to a failure to make a payment when due (each, a “Non-Financial Default”) that is known or should reasonably be known to Customer, two (2) Business Days following the Non-Financial Default.

c.	Notwithstanding the foregoing, upon the occurrence of an event set forth in 4(a)(viii), Morgan Stanley shall refrain from exercising its rights under Section 4 if, prior to Morgan Stanley’s exercise of those rights, (i) Customer promptly provides written notification to Morgan Stanley of the existence of a delay of an administrative nature in satisfying the Margin Call; (ii) Customer promptly demonstrates to the reasonable satisfaction of Morgan Stanley that Customer has sufficient cash or margin excess at another prime broker, bank or custodian to meet the Margin Call and such cash or margin excess is beneficially owned by Customer and not otherwise required to be pledged or encumbered; (iii) Customer promptly provides written evidence to the reasonable satisfaction of Morgan Stanley that Customer has directed the payment of such cash or margin excess to Morgan Stanley and that the other prime broker, bank or custodian has agreed to make such payment to Morgan Stanley on Customer’s behalf; and (iv) Morgan Stanley is satisfied, in its commercially reasonable discretion, that the continuance of the related extension of credit to Customer would not violate any applicable laws, rules or regulations. If, within 24 hours after Morgan Stanley’s receipt of the notification referenced in sub-clause (i) above or on the next succeeding Business Day at the same time if such 24-hour period does not fall on a Business Day, sub-clauses (i) through (iv) above are satisfied and remain satisfied at all times during the 24 hour cure period prior to Morgan Stanley’s receipt of full payment, Morgan Stanley shall refrain from exercising its rights hereunder.

5.	Limitation Of Liability. Except to the extent of its gross negligence, fraud or willful misconduct, Morgan Stanley shall not be liable for any loss, liability or expense incurred by Customer in connection with or arising out of this Agreement, transactions in or for Customer’s Account or any actions taken by Morgan Stanley at the request or direction of Customer, including, for the avoidance of doubt, any loss, liability or expense relating to the failure of any clearing house, executing broker, clearing broker, custodian or other intermediary to perform its obligations in connection with any transaction by Customer.

Notwithstanding anything to the contrary contained in this Agreement or any document issued or delivered in connection with any Contracts and or transactions entered into under this Agreement, any amounts owed or liabilities incurred by Customer, in respect of any Contracts or transactions entered into under this Agreement, may be satisfied solely from the assets of Customer. Without limiting the generality of the foregoing, in no event shall Morgan Stanley or any of its affiliates have recourse, whether by set-off or otherwise, with respect to any such amounts owed or liabilities incurred, to or against (a) any assets of any person or entity (including without limitation, any person or entity whose account is under the management of the investment manager of Customer) other than Customer, (b) any assets of any affiliate of Customer, (c) any assets of the general partner of Customer (to the extent applicable), (d) any assets of the investment manager of Customer or any affiliate of such investment manager. Notwithstanding the foregoing (a-d), nothing herein shall be construed as a waiver of any valid claim or cause of action Morgan Stanley may otherwise have against any of the parties set forth above, independent of the undersigned’s obligations hereunder. Notwithstanding the foregoing, nothing herein shall be construed as a representation by Morgan Stanley that, with respect to any transaction under this Agreement in respect of the Account, Morgan Stanley will (A) guarantee the Customer against loss; (B) limit the loss of Customer in respect of the Account; or (C) not call for or attempt to collect from the Customer initial and maintenance margin as established by the rules of the applicable exchange, in accordance with the provisions of the Agreement.

6.	General Agreements. The parties agree that:

(a)	Morgan Stanley’s Responsibility. Morgan Stanley is not acting as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer. Morgan Stanley is not acting hereunder as a municipal advisor within the meaning of Section 975 of the Dodd-Frank Wall Street Reform & Consumer Protection Act. Customer is acting for its own account and has made its own independent decisions to effect transactions in Contracts and as to whether each transaction is prudent or appropriate for it based on Customer’s own judgment and upon advice from such advisors as it has deemed necessary. Customer is solely responsible for any trading decisions including order-routing decisions made by Customer. Morgan Stanley does not make any recommendation as to where such orders should be executed and does not undertake to notify Customer of price improvement opportunities or more advantageous execution quality at particular exchange venues. Morgan Stanley shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers.

Without limitation of the foregoing, if Customer is an investment company registered under the Investment Company Act of 1940 (i) Morgan Stanley shall comply with the segregation requirements of Section 4d(a)(2) of the CEA and the CFTC Rules or, if applicable, Part 30 of the CFTC Rules or, with respect to eligible cleared OTC derivatives, the rules of the derivatives clearing organization where such cleared OTC derivatives are cleared, with respect to assets deposited by Customer hereunder; (ii) Morgan Stanley, as appropriate to Customer’s transactions and in accordance with the CEA and CFTC Rules (including Part 30 of such Rules and, as applicable, the rules of relevant derivatives clearing organizations), may place and maintain Customer’s assets to effect Customer’s transactions with another futures commission merchant (“FCM”), a clearing organization or a foreign bank (as such terms are defined under Rule 17f-6 under the Investment Company Act of 1940 promulgated by the Securities and Exchange Commission (“SEC”)) or a member of a foreign board of trade, and shall obtain an acknowledgement, as required under CFTC Rules 1.20(a) or 30.7(c) or the rules of relevant derivatives clearing organizations, as applicable, that such assets are held on behalf of Morgan Stanley’s customers in accordance with the provisions of the CEA; (iii) Morgan Stanley shall promptly furnish copies of or extracts from its records or such other information pertaining to Customer’s assets as the SEC through its employees or agents may request; (iv) any excess variation equity in respect of the Account, other than de minimis amounts, may be maintained with Morgan Stanley only until the next Business Day following booking thereof in the Account by Morgan Stanley; and (v) the parties acknowledge and agree that if at any time Customer’s custodial arrangement in respect of the Account no longer meets the requirements of this section 6(a), Customer shall withdraw its assets from the Account as soon as reasonably practicable.

(b)	Advice. All advice communicated by Morgan Stanley with respect to the Account or transactions effected by Customer hereunder is incidental to the conduct of Morgan Stanley’s business as an FCM and such advice shall not serve as the primary basis for any decision made by or on behalf of Customer. Morgan Stanley shall have no discretionary authority, power or control over any decisions made by or on behalf of Customer in respect of the Account, regardless of whether Customer relies on the advice of Morgan Stanley in making any such decision. Customer acknowledges that Morgan Stanley and its directors, officers, employees and affiliates may from time to time take or hold positions in, or advise other customers concerning, Contracts that are from time to time the subject of advice from Morgan Stanley to Customer and such positions or advice may be inconsistent with or contrary to positions of, and the advice given by, Morgan Stanley to Customer.

(c)	Recording. Each party may record, on tape or otherwise, any telephone conversation between Morgan Stanley and Customer involving their respective directors, officers, employees or other agents, and each party hereby agrees and consents thereto.

(d)	Acceptance of Orders; Position Limits.

(i)	Where Customer has not breached any applicable position limits, Morgan Stanley shall have the right to limit the size of positions (net or gross) of Customer with respect to the Account at any time on no less than three Business Days’ prior written notice and to refuse acceptance of orders to establish new positions at any time, without regard to whether such refusal or limitation is required by, or based on position limits imposed under, Applicable Law. Morgan Stanley shall have the right to limit the size of open positions (net or gross) of Customer with respect to the Account at any time only as necessary to comply with Applicable Law or applicable position limits. Morgan Stanley shall promptly notify Customer of its rejection of any order. To the extent permitted by Applicable Law, Morgan Stanley is authorized to combine orders for Customer’s Account with orders for other customers. Unless specified by Customer, Morgan Stanley may designate the exchange or other markets (including, without limitation, an exchange’s electronic trading platform) on or through which it will attempt to execute orders.

(ii)	Customer shall, in connection with transactions in Contracts hereunder, provide Morgan Stanley with such information as Morgan Stanley may from time to time reasonably request in connection with regulatory inquiries relating to any such transactions.

(e)	Original and Variation Margin; Premiums; Other Contract Obligations. Customer shall perform all obligations attendant to transactions in Contracts for the Account and shall make, or cause to be made, all applicable original margin, variation margin, intra-day margin and premium payments, in such amount, form and subject to such valuation mechanics, as may be required by Applicable Law or by Morgan Stanley. Requests for margin deposits and/or premium payments may, at Morgan Stanley’s election, be communicated to Customer orally, telephonically or in writing. Customer agrees that Collateral deposited as margin in respect of transactions in the Account shall at all times comply with requirements under Applicable Law relating to the form and valuation of such Collateral. For the avoidance of doubt, a statement of margin or premium due set forth on Customer’s daily confirmation of trading activity shall constitute a demand for such margin or premium for the purposes of this Section 6(e). Customer margin deposits and/or premium payments shall be made by wire transfer in accordance with Morgan Stanley’s instructions to Customer’s segregated account, secured amount account, sequestered account or cleared swap account, as required under Applicable Law, and shall be in U.S. dollars unless Morgan Stanley agrees otherwise in writing.

In connection with any Customer instruction at any time to Morgan Stanley to (i) satisfy any margin requirement arising under this Section 6(e) of this Agreement by means of a transfer of available funds or securities held in a Morgan Stanley securities margin account or (ii) transfer available excess equity out of the Account to any such securities margin account, Customer acknowledges and agrees that funds and Collateral (as defined below) carried in and for the Account, as well as all Contracts carried in and for the Account (I) are not subject to or afforded protection under Securities and Exchange Commission (“SEC”) Rules 8c-1, 15c2-1, 15c3-2 or 15c3-3 and (II) in the event of Morgan Stanley’s bankruptcy or insolvency, will not be afforded protection under the Securities Investor Protection Act of 1970, as amended (“SIPA”), except and only to the extent that the commodity broker liquidation provisions of chapter 7 of title 11 of the United States Code and Part 190 of the CFTC Regulations may apply in the context of a liquidation proceeding under SIPA.

(f)	Security Interest and Rights Respecting Collateral.

(i)

Customer hereby assigns, pledges and transfers to Morgan Stanley and grants to Morgan Stanley, and to any of its affiliates that may from time to time hold Contracts or Collateral for or on behalf of Customer in connection with the execution or clearing of any transaction in such Contracts or settlement or custody of such Collateral, a security interest in and continuing first priority lien on all of Customer’s right, title and interest in (a) the Account and all assets (including security entitlements, commodity contracts, financial assets, proceeds, and investment property (each as defined in the New York Uniform Commercial Code (“UCC”)) credited thereto, including assets held by any clearing organization in respect of Contracts, as well as other property of Customer (including any securities accounts, commodity accounts, security entitlements, commodity contracts, financial assets and investment property (each as defined in the UCC)) held in respect of Contracts by or for Morgan Stanley, any clearing organization or any agent acting for Morgan Stanley in connection with any transaction in Contracts; and (b) Customer’s Contracts and all rights to payment thereunder (collectively, the “Collateral”). The foregoing grant of security secures, to the extent permissible by Applicable Law, all obligations of Customer now or hereafter owing to Morgan Stanley, including, without limitation, all Losses incurred by Morgan Stanley in connection with the enforcement of this Agreement and the security interest created hereunder. The foregoing security interest in the Collateral is hereby assigned, pledged and transferred as well to any affiliate of Morgan Stanley that may from time to time hold Contracts or Collateral for or on behalf of Customer in connection with the execution or clearing of any transaction in such Contracts or settlement or custody of such Collateral. Upon the occurrence of an Event of Default, Morgan Stanley shall have and may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it pursuant to Applicable Law, at law or in equity, all the rights and remedies of a secured party upon default under Applicable Law, including but not limited to the UCC, whether or not the UCC applies to the affected Collateral, to the fullest extent permitted under Applicable Law. Customer agrees to execute any documents reasonably required by Morgan Stanley for the perfection or negotiation of such general lien or security interest. Customer acknowledges that Morgan Stanley and certain of its affiliates have entered into a control agreement under which Collateral could be made available to satisfy Customer’s obligations to one or more such affiliates upon a default or termination event in respect Customer’s account relationship with such affiliate. Customer and Morgan Stanley agree that Morgan Stanley’s use of the Collateral shall at all times be subject to and in accordance with Applicable Law.

(ii)	If Customer is resident of or domiciled in, or if any of the Collateral is subject to Applicable Law of, any jurisdiction in which a security interest in the Collateral cannot be created solely by means of Customer’s pledge of such Collateral to Morgan Stanley (or any jurisdiction in which the security interest arising under such a pledge would require local registration in order to be perfected), then the parties agree that, with respect to such a jurisdiction, all right, title and interest in and to the Collateral shall vest via transfer of title in Morgan Stanley free and clear of any liens, claims, charges or encumbrances or any other interest of Customer or of any third party (other than a lien routinely imposed on all securities in a relevant clearance system).

(g)	Québec Charge. This section applies only with respect to security interests if their validity is governed by the laws of the Province of Québec. Customer hereby hypothecates and grants a general lien and a continuing first priority security interest in all Collateral to Morgan Stanley for the amount of USD 1,000,000,000.00, with interest from the date of this Agreement. Morgan Stanley may sell or take the Collateral in payment without giving prior notice or observing any time limits prescribed in respect of such taking in payment or such sales in the Civil Code of Québec. The said stated amount of the hypothec, lien and security interest is inserted to comply with the requirements of the Civil Code of Québec and represents the maximum amount for which the Collateral is hypothecated and granted. It does not represent the amount of the indebtedness of Customer secured by the hypothecation, lien and security interest from time to time nor the amount of any credit available to Customer.

(h)	Reports and Objections. Daily confirmations of transactions in Contracts for the Account shall be submitted to Customer and absent manifest error shall be conclusive and binding on Customer unless Customer notifies Morgan Stanley of any objection thereto prior to the opening of trading on the contract market or trading facility on which such transaction occurred on the Business Day following the day on which Customer receives such Statement; provided that, with respect to monthly statements, Customer may notify Morgan Stanley of any objection thereto within five Business Days after receipt of such monthly Statement, and provided further that the objection could not have been raised at the time any prior trade confirmation was received by Customer as provided for above. Any such notice of objection, if given orally to Morgan Stanley, shall be promptly confirmed in writing by Customer.

(i)	Delivery Procedures; Options Allocation Procedure.

(i)	Customer shall provide Morgan Stanley with instructions to liquidate Contracts previously established by Customer, to make or take delivery under any such Contracts; to exercise options entered into by Customer, or, with respect to Contracts that are cleared credit default swaps, to exercise rights relating to credit events in respect of such Contracts in the relevant trade information systems of the relevant clearing house or clearing organization, in each case, within such time limits as may be reasonably specified by Morgan Stanley. Morgan Stanley shall have no responsibility to take any action on behalf of Customer or positions in the Account unless and until Morgan Stanley receives oral or written instructions reasonably acceptable to Morgan Stanley. Funds sufficient to take delivery pursuant to any such Contract or deliverable grade commodities eligible under Applicable Law for the purpose of effecting delivery pursuant to such Contract must be delivered to Morgan Stanley at such time and in accordance with such procedures as Morgan Stanley may reasonably require in connection with any such delivery.

(ii)	Short option Contracts may be subject to exercise at any time. Exercise notices received by Morgan Stanley from the applicable contract market with respect to option Contracts sold by Customer may be allocated to Customer pursuant to a random allocation procedure, and Customer shall be bound by any such allocation of exercise notices. In the event of any allocation to Customer, unless Morgan Stanley has received prior, timely instructions from Customer, Morgan Stanley’s sole responsibility shall be to use its best efforts to notify Customer of such allocation.

(iii)	If Customer fails to comply with any of the foregoing obligations in this section 6(i), Morgan Stanley may liquidate any open positions, make or receive delivery of any commodities or instruments, or exercise or allow the expiration of any options or rights, in such manner and on such terms as Morgan Stanley deems necessary or appropriate, and Customer shall indemnify and hold Morgan Stanley harmless as a result of any action taken or not taken by Morgan Stanley in connection therewith or pursuant to Customer’s instructions.

(j)	Financial and Other Information. Customer shall provide to Morgan Stanley such financial information regarding Customer as Morgan Stanley may from time to time reasonably request. Customer shall notify Morgan Stanley promptly if the financial condition of Customer changes materially and adversely from that shown in the most recent financial information theretofore provided to Morgan Stanley. An investigation may be conducted pertaining to Customer’s credit standing and business. If Customer engages in exchange-for-physical, exchange-for-swap, exchange-for-risk, exchange-for-options or exchange-for-related-positions transactions, Customer agrees to provide Morgan Stanley, upon request, with documentation of the underlying cash, physical or swap transaction.

(k)	Cross-Trade Consent. Customer hereby acknowledges and agrees that Morgan Stanley and its affiliates, officers, employees, successors, assigns, or agents, including floor brokers acting on Morgan Stanley’s behalf, may in connection with any transaction in Contracts for the Account take the other side of such transaction, subject to the transaction being executed at the prevailing price and in accordance with Applicable Law.

(l)	Authorization to Transfer Funds.

(i)	Customer hereby authorizes Morgan Stanley, upon specific, written instructions of Customer or Customer’s duly authorized Advisor and in accordance with Applicable Law and Morgan Stanley’s operational procedures and controls, to transfer funds, securities or other property from any account maintained by Customer to any other account of Customer maintained by Morgan Stanley or any of its affiliates in connection with and for the sole purpose of executing, clearing and settling transactions in respect of Contracts under this Agreement and in accordance with such instructions (which, for the avoidance of doubt, may include transfers of available excess equity in one account to another account, in accordance with Customer’s standing written instructions).

(ii)	Customer may from time to time elect to establish collateral transfer services whereby, in order to satisfy its payment obligations under this Agreement (as well as Morgan Stanley’s return of excess equity accruing in respect of Customer’s open positions in Contracts), including without limitation its obligation to satisfy margin and premium obligations arising in connection with its transactions in Contracts under this Agreement, Customer deposits cash, securities or other property in one Morgan Stanley account, which may include (i) a prime brokerage or other securities account, (ii) an OTC swaps or security-based swaps account, or (iii) a segregated account under section 4d(a) of the CEA and CFTC Rule 1.20, a secured amount account under CFTC Rule 30.7 or a cleared swaps account under section 4d(f) of the CEA, pursuant to standing instructions to effect such transfers (including returns) of such cash, securities or other property to (or from) a second account in connection with a margin, premium or other payment obligation (or accrual of excess equity) arising in such second account (any such collateral transfer arrangement, an “Auto-Sweep Service”). In connection with any such Auto-Sweep Service, Customer hereby authorizes Morgan Stanley, in its sole and absolute discretion and without prior notice to Customer, to transfer any funds, securities or other property from any account maintained by Customer with Morgan Stanley to any other account of Customer maintained by Morgan Stanley or any of its affiliates, in each case without prior notice or any further consent from Customer. Transfers effected pursuant to the Auto-Sweep Service may include transfers to or from any securities account of Customer from or to any commodity account of Customer (unless prohibited by Applicable Law), as well as transfers between and among Customer’s segregated, secured amount and sequestered or cleared swap accounts, consistent with and to the extent permitted under Applicable Law. Morgan Stanley shall promptly (and no later than within one Business Day) confirm in writing each transfer of funds, securities, commodities or other property pursuant hereto. Customer hereby reserves the right to revoke the authorization set forth in this section 6(l)(ii), provided that any such revocation shall be in writing and effective upon no less than five (5) Business Days notice to Morgan Stanley.

(m)	Give Up Transactions. Absent a separate written agreement with Customer with respect to give-up transactions, Morgan Stanley, in its sole discretion, may, but shall not be obligated to, accept from other brokers Contracts executed by such brokers and to be given up to Morgan Stanley for clearance or carrying in any Account.

7.	Termination. This Agreement may be terminated (i) at any time by Customer by written notice to Morgan Stanley or (ii) Morgan Stanley by no less than 10 Business Days written notice to Customer . In the event of such notice, and subject to Section 6(d) hereof, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another FCM. Upon satisfaction by Customer of all payments and other current obligations outstanding with respect to any transaction in Contracts, Morgan Stanley shall transfer to another FCM all Contracts, if any, then held for the Account, and shall transfer to Customer or to another FCM, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate. Termination of this Agreement shall not release any party from any liability or obligation incurred or arising from activities prior to such termination.

8.	Acknowledgements re Securities Transfer Act and the New York UCC. For purposes of the Securities Transfer Act as implemented under the laws of an applicable Canadian province, the Personal Property Security Act of an applicable province, Articles 8 and 9 of the New York Uniform Commercial Code and any similar legislation in any other applicable jurisdiction (a) the jurisdiction of Morgan Stanley as securities intermediary or commodity intermediary with respect to the Account and the Contracts is New York, (b) the Account is a “securities account,” a “futures account” and a “commodity account” and (c) any property of any nature whatsoever credited or receivable to the Account is a “financial asset” and “investment property.”

9.	Eligible Financial Contract. This Agreement, including the security interest granted by this Agreement, and any Contract, are “eligible financial contracts” within the meaning of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and the Payment Clearing and Settlement Act (Canada). Customer represents that it is a “financial institution” for the purposes of the Payment Clearing and Settlement Act (Canada).

10.	Miscellaneous.

(a)	Severability. If any provision of this Agreement is or becomes inconsistent with Applicable Law, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Agreement will continue and remain in full force and effect. To the extent that this Agreement is not enforceable as to any Contract, this Agreement shall remain in full force and effect and be enforceable in accordance with its terms as to all other Contracts. To the extent this Agreement contains any provision which is inconsistent with provisions in any other Contract or agreement between the parties, or of which Customer is a beneficiary, the provisions of this Agreement shall control with respect to transactions contemplated hereunder.

(b)	Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their successors. In the event that Morgan Stanley (i) merges with another entity, or (ii) ceases to be a FCM or (iii) is required by Applicable Law to transfer its Customer accounts to another FCM, Morgan Stanley shall have the right to transfer or assign this Agreement (and thereby the Account) to any successor entity or to another properly registered FCM, provided that Morgan Stanley shall, in accordance with the provisions of CFTC Rule 1.65, provide Customer with written notice of, and a reasonable opportunity to object to, any such transfer or assignment.

(c)

Independent Investment Adviser. If trading in the Account is controlled by Advisor, Customer hereby appoints such Advisor as Customer’s agent for the purpose of receiving all communications, notices and requests for instructions related to this Agreement and the transactions effectuated pursuant to this Agreement, including, without limitation, margin calls and any trading information or advice (subject to Section 6(b) hereof). Advisor is authorized to access and use electronic services, facilities and information provided electronically, including but not limited to Electronic Trading Services (as defined herein), and on behalf of Customer, to agree to the terms and conditions regarding such use and to enter into agreements relating to Electronic Trading Services. Customer hereby agrees to indemnify and hold Morgan Stanley harmless from and to pay Morgan Stanley promptly on demand any and all Losses arising from Morgan Stanley’s reliance on any communication, notice or instruction of the Advisor until Morgan Stanley receives written notice of Customer’s revocation thereof; and termination of the appointment of the Advisor shall not affect any liability in any way resulting from transactions initiated prior to such termination. This indemnity is in addition to (and in no way limits or restricts) any rights which Morgan Stanley may have under this Agreement and any other agreement or agreements between Morgan Stanley and Customer. Nothing in this Section 10(c) shall relieve Customer of any of its obligations under this Agreement.

(d)	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior oral and written agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is signed by the party against whom such waiver, alteration, modification or amendment is to be enforced.

(e)	Currency Denomination. Unless another currency is designated in the confirmations reporting transactions entered into by Customer, all margin deposits in connection with such transactions, and a debit or credit in the Account, shall be stated in United States dollars. By placing an order in a Contract settled in a particular currency (the “Contract Currency”), Customer agrees that Morgan Stanley shall convert to the Contract Currency funds sufficient to meet the applicable margin requirement. Any such conversion of currency shall be at a rate of exchange determined by Morgan Stanley on the basis of the then prevailing rates of exchange for such currencies. Customer shall bear all risk and cost relating to the conversion of currencies incident to transactions in Contracts effected on behalf of Customer. Customer understands and acknowledges that accruals from trades in Contracts that are priced and settled in a Contract Currency other than United States dollars will be held in Customer’s account in such non-United States dollar Contract Currency and, except upon an Event of Default, will not be converted to United States dollars except in connection with a foreign exchange transaction executed between Customer and a foreign exchange dealer designated by Customer for that purpose. Customer agrees that the conversion of currencies under this Agreement shall be for the sole purpose of effecting transactions in Contracts hereunder and under no circumstances for the purpose of effecting spot, forward or other OTC foreign currency transactions on Customer’s behalf.

(f)	Instructions, Notices or Communications. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written (and for the avoidance of doubt, notification by facsimile or email to a fax number or email address provided by either party to the other for such purpose shall be deemed written notice). Customer hereby waives any defense that such instruction, notice, or communication was not in writing. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:

(i)	if to Morgan Stanley: Morgan Stanley & Co. LLC One New York Plaza, 7th Floor New York, New York 10004 Attention: Listed Derivatives Operations Manager

(ii)	if to Customer, at the address (including email addresses) as indicated on the Commodity Futures Account Application.

In addition, the parties may agree from time to time to provide and receive written notice by electronic means for such purposes hereunder as they may agree and using email addresses that they mutually agree to use for such purposes. Except as otherwise provided in this Agreement, notices shall be effective (1) if delivered by hand, on the date and at the time of delivery; (2) if sent by express mail service, on the date and at the time of delivery as evidenced by a confirmation from the relevant express mail services; and (3) if transmitted by facsimile or electronic means, on the date and at the time of transmission.

(g)	Rights and Remedies Cumulative. All rights and remedies arising under this Agreement as amended and modified from time to time are cumulative and not exclusive of any rights or remedies which may be available at law or otherwise.

(h)	No Waiver. Neither party’s failure to exercise, delay in exercising, or partial exercise of any contractual right under this or any other agreement, for Contracts or any other product, on any occasion or series of occasions is or implies waiver of any contractual right under any course of dealing theory or otherwise, and does not preclude any other future exercise, delayed exercise or partial exercise of any contractual right hereunder.

(i)	Governing Law. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES WITH RESPECT TO CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW (OTHER THAN SECTION 5-1401 OF NEW YORK GENERAL OBLIGATIONS LAW).

(j)	Consent to Jurisdiction. EACH OF THE PARTIES HEREBY CONSENTS TO THE JURISDICTION OF A STATE OR FEDERAL COURT SITUATED IN NEW YORK, NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER. TO THE EXTENT THAT IN ANY JURISDICTION ANY PARTY MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGMENT) OR OTHER LEGAL PROCESS, EACH PARTY HERETO IRREVOCABLY AGREES NOT TO CLAIM, AND IT HEREBY WAIVES, SUCH IMMUNITY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION ON THE GROUND OF VENUE, FORUM NON CONVENIENS OR ANY SIMILAR GROUNDS.

(k)	Waiver of Jury Trial. CUSTOMER AND MORGAN STANLEY EACH HEREBY WAIVES A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION THEREWITH.

(l)	Equivalency Clause. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rate of interest which is equivalent to any rate of interest provided for in this Agreement which is to be calculated on any basis other than a full calendar year may be determined by multiplying such rate of interest (expressed as a percentage) by a fraction, the numerator of which is the number of days in the calendar year and the denominator of which is the number of days comprising such other basis.

(m)	Language of Documentation. The parties hereto have required that this Agreement, and all documents and notices related thereto and/or resulting therefrom be drawn up in English. Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou en découlent soient redigés en langue anglaise.

(n)	Business Day. For purposes of this Agreement, “Business Day” shall mean any day on which, in respect of any transaction in Contracts for the Account, exchanges, trading facilities or clearing houses in the United States are open for such transactions.

(o)	Consent to Delivery of Electronic Statements. The CFTC permits a customer to receive daily confirmations and monthly statements for the Account by electronic media, subject to obtaining customer consent. Morgan Stanley maintains proprietary internet-based systems that deliver confirmations, statements and other reports to Customer in lieu of delivery by ordinary mail. Customer should be aware of the following: (i) Customer’s consent, if given, will be effective upon execution of this Agreement and shall remain effective thereafter until revoked; (ii) Customer may revoke its consent at any time by written notice of revocation to Morgan Stanley which will be effective upon receipt by Morgan Stanley; and (iii) any electronic confirmation or statement is accessible on the internet-based system for a limited time following its initial posting.

Customer hereby consents to receiving confirmations and statements by electronic means in lieu of ordinary mail. If Advisor is executing this Agreement on behalf of Customer as Customer’s agent and attorney-in-fact, Advisor hereby represents and warrants that it shall, at all times that this Consent to Delivery of Electronic Statements is in force, make access to the appropriate Morgan Stanley internet-based system available to Customer.

(p)	Ontario Customer Consent. If Customer is domiciled in the Province of Ontario, Canada, Customer hereby acknowledges that (1) Morgan Stanley may execute Contracts on behalf of Customer exclusively on futures exchanges located outside Canada, unless such Contracts are routed through an agent that is a dealer registered in Ontario under the Ontario Commodity Futures Act and the regulations thereunder (the “Ontario Act”); (2) there may be difficulty in enforcing any legal rights against Morgan Stanley, its directors, officers or employees because they are resident outside of Ontario and all or substantially all of Morgan Stanley’s assets are situated outside of Ontario; and (3) Morgan Stanley is not registered under the Ontario Act and, accordingly, the protection available to clients of a dealer registered under the Ontario Act may not be available to Customer.

(q)	British Columbia/Alberta Customer Consent. If Customer is domiciled in either the Province of British Columbia, Canada or the Province of Alberta, Canada, Customer hereby acknowledges that (1) there may be difficulty in enforcing any legal rights against Morgan Stanley or any of its directors, officers, employees or agents, because it is resident outside of British Columbia or Alberta (the “Passport Jurisdictions”) and all or substantially all of its assets are situated outside of the Passport Jurisdictions; (2) Morgan Stanley is not registered under the securities legislation of the Passport Jurisdictions and, accordingly, the protection available to clients of a dealer registered under such legislation will not be available to Customer; and (3) Morgan Stanley shall provide to Customer in a separate writing that is hereby incorporated by reference the name and address of an agent for service in the Passport Jurisdiction in which Customer is located.

(r)	Instructions Relating to Hedging Transactions. If Customer has indicated on the Commodity Futures Account Application that orders placed for the Account will normally represent bona fide hedging transactions, please complete the following. You should note that CFTC Rule §190.06 permits you to specify whether, in the unlikely event of Morgan Stanley’s bankruptcy, you prefer the bankruptcy trustee to liquidate all positions in the Account. Accordingly, Customer hereby elects as follows: (please initial):

                                                                 ☐ Liquidate                ☐ Do Not Liquidate

If neither alternative is initialed, Customer will be deemed to have elected to have all positions liquidated. This election may be changed at any time by written notice.

(s)	CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED AND UNDERSTANDS THE FOLLOWING DISCLOSURE STATEMENT PRESCRIBED BY THE CFTC AND FURNISHED HEREWITH.

                                                                 ☐ Risk Disclosure Statement for Futures and Options

(Appendix A to CFTC Rule 1.55(c) transcribed in full on pages 2 - 4 of the Futures Industry Association Uniform Futures and Options on Futures Risk Disclosures)

IN WITNESS WHEREOF, Customer or, as applicable, Advisor on behalf of Customer, has executed this Agreement on the date indicated below.

Customer:	INVESCO POWERSHARES CAPITAL MANAGEMENT LLC (“Advisor”) on behalf of each fund set forth on Schedule A (which may be amended from time to time) attached hereto, in their individual capacity

By:	November 28, 2016
(Date)

MORGAN STANLEY & CO. LLC

By:		November 28, 2016
(Date)

(Please Print Name and Title)

Schedule A

to Commodity Futures Customer Agreement

effective as of November 29, 2016, between Morgan Stanley & Co. LLC and each Fund set forth below in their individual capacity

that is identified as a Customer, severally and not jointly

Fund	Entity Type	Jurisdiction	Tax ID Number/Non-US Government ID	Account Designation-Hedge/Spec	CFTC 190.06 Rep. (Liquidate/Do Not Liquidate)
Powershares Multi- Strategy Alternative Portfolio	Open-ended Management Investment Company	Delaware	46-5101595	Speculative

Powershares S&P 500 Downside Hedged Portfolio	Open-ended Management Investment Company	Delaware	46-0887224	Speculative

Power Shares DB Optimum Yield Diversified Commodity Strategy Portfolio	Open-ended Management Investment Company	Delaware	47-1886299	Speculative

PowerShares Bloomberg Commodity Strategy Portfolio	Open-ended Management Investment Company	Delaware	47-1985734	Speculative

Powershares DB Optimum Yield Diversified Commodity Strategy	Open-ended Management Investment Company	Delaware	Not Applicable	Speculative

Powershares Bloomberg Commodity Strategy Cayman Ltd.	Open-ended Management Investment Company	Delaware	Not Applicable	Speculative

PowerShares DB Commodity Index Tracking Fund		Delaware		Speculative

PowerShares DB Agriculture Fund		Delaware		Speculative

PowerShares DB Base Metals Fund		Delaware		Speculative

PowerShares DB Energy Fund		Delaware		Speculative

PowerShares DB Oil Fund		Delaware		Speculative

Fund	Entity Type	Jurisdiction	Tax ID Number/Non-US Government ID	Account Designation-Hedge/Spec	CFTC 190.06 Rep. (Liquidate/Do Not Liquidate)
PowerShares DB Precious Metals Fund		Delaware		Speculative

PowerShares DB Silver Fund		Delaware		Speculative

PowerShares DB Gold Fund		Delaware		Speculative

PowerShares DB G10 Currency Harvest Fund		Delaware		Speculative

PowerShares DB US Dollar Index Bearish Fund		Delaware		Speculative

PowerShares DB US Dollar Index Bullish Fund		Delaware		Speculative

Each Fund listed represents and warrants that the respective Fund shall be subject to the terms and conditions of the Commodity Futures Customer Agreement, effective November 29, 2016, to which this Schedule A is attached, and that each Fund is authorized to trade futures contracts and options on futures contracts.

For ease of administration, a single document is being executed so as to enable each respective entity listed on Schedule A to enter into transactions under this Agreement. The parties agree that this Agreement shall be treated as if it were a separate agreement with respect to each separate legal entity listed on Schedule A, as if each such entity had executed a separate agreement, and that any entity listed on Schedule A shall have no liability under this Agreement for the obligations of any other entity so listed.

INVESCO POWERSHARES CAPITAL MANAGEMENT

LLC on behalf of each Fund set forth above in their individual capacity that is identified as Customer, severally and not jointly

By:		November 28, 2016
(Date)

(Please Print Name and Title)